Exhibit 99.1

Super Micro Computer, Inc. Announces 2nd Quarter 2012 Financial Results

SAN JOSE, Calif., January 24, 2012 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2012 financial results for the quarter ended December 31, 2011. The final results are in line with the preliminary results announced by the Company on January 10, 2012.

Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $249.9 million, up 0.8% from the first quarter of fiscal year 2012 and up 3.8% from the same quarter of last year.

•	Net income of $8.8 million, up 3.3% from the first quarter of fiscal year 2012 and down 24.2% from the same quarter of last year.

•	Gross margin of 17.1%, up from 16.0% in the first quarter of fiscal year 2012 and up 0.4% from the same quarter of last year.

•	Server Solutions accounted for 44.0% of net sales compared with 39.4% in the first quarter of fiscal year 2012 and 40.5% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2011 totaled $249.9 million, up 0.8% from $247.9 million in the first quarter of fiscal year 2012. No customer accounted for more than 10% of net sales during the quarter ended December 31, 2011.

Net income for the second quarter of fiscal year 2012 was $8.8 million or $0.20 per diluted share, a decrease of 24.2% from the net income of $11.6 million, or $0.27 per diluted share in the same period a year ago. Included in net income for the quarter is $2.5 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $11.2 million, or $0.25 per diluted share, compared to non-GAAP net income of $13.3 million, or $0.31 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2012 by $0.7 million or $0.01 per diluted share.

Gross margin for the second quarter was 17.1% compared to 16.7% in the same period a year ago. Non-GAAP gross margin for the second quarter was 17.1% compared to 16.8% in the same period a year ago. Non-GAAP gross margin was 16.1% for the first quarter of fiscal year 2012.

The Company’s cash and cash equivalents and short and long term investments at December 31, 2011 were $106.1 million compared to $75.2 million at June 30, 2011. Free cash flow in the six months ended December 31, 2011 was $21.5 million.

Business Outlook & Management Commentary

The Company expects net sales of $240 million to $270 million for the third quarter of fiscal year 2012 ending March 31, 2012. The Company expects non-GAAP earnings per diluted share of approximately $0.19 to $0.27 for the third quarter.

“We’ve previously said that the third fiscal quarter was challenging principally due to impact on the hard disk drive supply chain resulting from the flooding in Thailand. We are continuing to work with our vendors to recover hard disk drive supplies that will help us meet the strong growing demand for our products,” said Charles Liang, CEO of Supermicro. “2012, will be a significant year to us due to the coming launch of Sandy Bridge. During the quarter, we continued our R&D investment to be able to offer the broadest product offering in the industry for the Sandybridge launch. Also, we opened our new Taiwan facility which will increase our efficiency and lower the cost to deliver products to our customers. Backlog for our products is high. We are confident that our new product architectures including Fat Twin and full digital power subsystem and expansion of our production will provide broad opportunity for us in the coming quarters.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-812-8589 (international callers dial 1-913-312-0407) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, February 7, 2012 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 4396394. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86 based servers, blade servers and embedded applications, increased competition, difficulties of predicting timing of new product introductions, customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense and accrued customs fee for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, accrued customs fee for prior periods, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$102,377	$69,943
Accounts receivable, net	80,100	85,005
Inventory, net	193,360	192,711
Deferred income taxes – current	11,114	10,250
Prepaid income taxes	2,270	7,207
Prepaid expenses and other current assets	5,477	4,506

Total current assets	394,698	369,622
Long-term investments	3,669	5,188
Property, plant and equipment, net	96,051	74,438
Deferred income taxes – noncurrent	2,323	2,792
Other assets	3,256	12,580

Total assets	$499,997	$464,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115,859	$113,340
Accrued liabilities	27,638	25,816
Income taxes payable	756	936
Short-term debt	9,855	—
Current portion of long-term debt	2,800	555

Total current liabilities	156,908	140,647
Long term debt-net of current portion	22,003	27,596
Other long-term liabilities	9,609	9,120

Total liabilities	188,520	177,363

Stockholders’ equity:
Common stock and additional paid-in capital	129,552	122,693
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(109)	(204)
Retained earnings	184,064	166,798

Total stockholders’ equity	311,477	287,257

Total liabilities and stockholders’ equity	$499,997	$464,620

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$249,915	$240,813	$497,800	$447,991
Cost of sales	207,301	200,634	415,560	374,775

Gross profit	42,614	40,179	82,240	73,216
Operating expenses:
Research and development	15,657	12,297	29,481	22,743
Sales and marketing	8,032	6,701	15,742	12,909
General and administrative	5,207	4,257	9,785	8,631

Total operating expenses	28,896	23,255	55,008	44,283

Income from operations	13,718	16,924	27,232	28,933
Interest and other income, net	20	15	37	35
Interest expense	(173)	(169)	(367)	(328)

Income before income tax provision	13,565	16,770	26,902	28,640
Income tax provision	4,791	5,201	9,636	9,854

Net income	$8,774	$11,569	$17,266	$18,786

Net income per common share:
Basic	$0.21	$0.30	$0.42	$0.49

Diluted	$0.20	$0.27	$0.39	$0.45

Weighted-average shares used in calculation of net income per common share:
Basic (a)	40,555	37,543	40,456	37,383

Diluted (b)	43,816	41,619	43,603	41,509

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cost of sales	$200	$173	$408	$367
Research and development	1,328	928	2,600	1,792
Sales and marketing	362	249	640	531
General and administrative	617	480	1,189	964

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$17,266	$18,786
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,147	2,604
Stock-based compensation expense	4,837	3,654
Excess tax benefits from stock-based compensation	(1,084)	(1,216)
Allowance for doubtful accounts	25	409
Allowance for sales returns	4,348	2,987
Provision for inventory	3,902	489
Deferred income taxes, net	(421)	3,327
Changes in operating assets and liabilities:
Accounts receivable, net	532	(8,223)
Inventory	(4,551)	(52,551)
Prepaid expenses and other assets	(813)	(3,127)
Accounts payable	1,887	48,100
Income taxes payable/receivable, net	5,962	(2,267)
Accrued liabilities	1,345	6,519
Other long-term liabilities	508	1,408

Net cash provided by operating activities	36,890	20,899

INVESTING ACTIVITIES:
Proceeds from investments	1,675	1,300
Purchases of property, plant and equipment	(18,260)	(8,275)
Restricted cash	(29)	(82)
Land deposit refund	2,868	—

Net cash used in investing activities	(13,746)	(7,057)

FINANCING ACTIVITIES:
Proceeds from debt	31,021	13,875
Repayment of debt	(23,962)	(13,854)
Proceeds from exercise of stock options	1,926	1,142
Excess tax benefits from stock-based compensation	1,084	1,216
Payment of obligations under capital leases	(18)	(34)
Advances (Payment) under receivable financing arrangements	441	(181)
Minimum tax withholding paid on behalf of officers and an employee for restricted stock awards	(1,109)	(1,434)

Net cash provided by financing activities	9,383	730

Effect of exchange rate fluctuations on cash and cash equivalents	(93)	—
Net increase in cash and cash equivalents	32,434	14,572
Cash and cash equivalents at beginning of period	69,943	72,644

Cash and cash equivalents at end of period	$102,377	$87,216

Supplemental disclosure of cash flow information:
Cash paid for interest	$376	$299
Cash paid for taxes, net of refunds	$3,485	$7,473
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$2,114	$971
Deposit applied to property acquisition	$5,867	$—

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP GROSS PROFIT	$42,614	$40,179	$82,240	$73,216
Add back stock-based compensation (c)	200	173	408	367

Non-GAAP GROSS PROFIT	$42,814	$40,352	$82,648	$73,583

GAAP GROSS MARGIN	17.1%	16.7%	16.5%	16.3%
Add back stock-based compensation (c)	0.0%	0.1%	0.1%	0.1%

Non-GAAP GROSS MARGIN	17.1%	16.8%	16.6%	16.4%

GAAP INCOME FROM OPERATIONS	$13,718	$16,924	$27,232	$28,933
Add back stock-based compensation (c)	2,507	1,830	4,837	3,654
Add back provision for litigation loss (d)	—	—	—	729

Non-GAAP INCOME FROM OPERATIONS	$16,225	$18,754	$32,069	$33,316

GAAP NET INCOME	$8,774	$11,569	$17,266	$18,786
Add back stock-based compensation (c)	2,507	1,830	4,837	3,654
Add back provision for litigation loss (d)	—	—	—	729
Add back adjustments to tax provision (e)	(116)	(65)	(453)	(570)

Non-GAAP NET INCOME	$11,165	$13,334	$21,650	$22,599

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.21	$0.30	$0.42	$0.49
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.06	0.05	0.11	0.10

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.27	$0.35	$0.53	$0.59

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.20	$0.27	$0.39	$0.45
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.05	0.04	0.10	0.08

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.25	$0.31	$0.49	$0.53

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP (h)	40,555	37,543	40,456	37,383

BASIC – Non-GAAP (i)	40,915	38,165	40,869	38,087

DILUTED – GAAP (h)	43,816	41,619	43,603	41,509

DILUTED – Non-GAAP (i)	44,625	42,691	44,472	42,704

(a) Approximately $77,000 and $175,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2011, respectively, and approximately $189,000 and $347,000 for the three and six months ended December 31, 2010, respectively.

(b) Approximately $71,000 and $162,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2011, respectively, and approximately $170,000 and $313,000 for the three and six months ended December 31, 2010, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three and six months ended December 31, 2011 and 2010.

(d) Provision for litigation costs for the six months ended December 31, 2010 was related to a settlement of a patent litigation in September 2010.

(e) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 30.5% and 31.8% for the three and six months ended December 31, 2011, respectively, and 28.3% and 31.6% for the three and six months ended December 31, 2010, respectively.

(f) Approximately $98,000 and $219,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2011, respectively, and approximately $217,000 and $418,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2010, respectively.

(g) Approximately $90,000 and $202,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2011, respectively, and approximately $194,000 and $372,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2010, respectively.

(h) 359,282 and 413,955 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2011, respectively. 622,289 and 703,759 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2010, respectively.

(i) 359,282 and 413,955 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and six months ended December 31, 2011, respectively. 622,289 and 703,759 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and six months ended December 31, 2010, respectively.

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com

SMCI-F